Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Announces First Quarter 2021 Earnings Release

And Conference Call Schedule

Addison, Texas – April 7, 2021 / Business Wire / – Guaranty Bancshares, Inc. (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A., announced today that it will hold a conference call to discuss first quarter 2021 financial results on Monday, April 19, 2021 at 10:00 am CST. The related earnings press release will be issued Monday, April 19, 2021 at 7:00 am CST.

The conference call will be hosted by Ty Abston, Chairman and CEO, Cappy Payne, SEVP and CFO, and Shalene Jacobson, EVP and CRO. All conference attendees must register before the call at https://www.gnty.com/register. The conference materials will be available by accessing the Investor Relations page on our website, www.gnty.com. A recording of the conference call will be available by 1:00 pm CST the day of the call and remain available through April 30, 2021 on our Investor Relations webpage.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management services. Guaranty Bank & Trust has 31 banking locations across 24 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state. As of December 31, 2020, Guaranty Bancshares, Inc. had total assets of $2.7 billion, total loans of $1.8 billion and total deposits of $2.3 billion. Visit gnty.com for more information.

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Media Contact

Cappy Payne

Senior Executive Vice President & CFO

Guaranty Bancshares, Inc.

1-888-572-9881

Investors@gnty.com